SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________


                              FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 6, 2000


                           LCNB CORP.
       (Exact name of Registrant as specified in its Charter)


 Ohio                 0-26121             31-1626393
(State or other  (Commission File No.)  (IRS Employer
jurisdiction of                        Identification Number)
incorporation)


2 North Broadway, Lebanon, Ohio             45036
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (513) 932-1414



                            N/A
  (Former name or former address, if changed since last report)

Item 5.  Other Events

On January 6, 2000, LCNB Corp. issued a press release announcing their 1999 year-end financial results. A copy of the press release is filed herewith as Exhibit 99 and incorporated herein by reference.

Item 7.  Exhibits

(c) Exhibits


Exhibit No.         Description                           Page

   99           Press Release dated January 6, 2000

________________________



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                               LCNB CORP.


Date: January 6, 2000         By: /s/ Stephen P. Wilson
                                   Stephen P. Wilson
                                   President/CEO


                                            Exhibit 99

For more information contact
Steve Wilson at 932-1414 or
1-800-344-BANK

TO ALL MEDIA:
FOR IMMEDIATE RELEASE

LCNB Corp., the parent holding company of Lebanon Citizens National Bank, has completed a successful year. Stephen P. Wilson, President/CEO, announced that LCNB Corp. concluded 1999 with Net Income of $5.5 million or $3.15 per share. This is an increase from $3.09 per share or 1.8% over 1998 results. LCNB Corp.'s return on assets for 1999 was 1.3% and return on equity was 13%.

Total assets increased from $432 million at year end 1998 to $439 million at the close of 1999. Loan totals increased by over $21 million. In the spring of 2000 Lebanon Citizens National Bank will open two newly constructed offices, one in Goshen and one in Oxford. Both offices are replacing the current ones located in each community. Additionally, in December 1999, LCNB opened a full-service loan production office in Hamilton, Ohio.

Lebanon Citizens National Bank, founded in 1877, is a full-service FDIC Insured National Bank. It has 18 offices which serve the
Butler, Warren, Hamilton, Clinton and Clermont County areas.

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